BILL OF SALE
This Bill of Sale, effective as of the Effective Time, is executed and delivered by Calpian, Inc., a Texas corporation (“Parent”), Calpian Residual Acquisition, LLC, a Nevada limited liability company (“CRA”), and Calpian Commerce, Inc., a Texas corporation and wholly-owned subsidiary of Parent (“CCI,” and together with Parent, CRA and CCI, the “Sellers” and each a “Seller”), to eVance Processing Inc., a Delaware corporation (“Buyer”).
WHEREAS, this Bill of Sale is being executed and delivered in connection with that certain Asset Purchase Agreement, dated November 30, 2015, but effective as of the Effective Time (the “Purchase Agreement”), among the Parties;
WHEREAS, pursuant to the Purchase Agreement, the Sellers have agreed to, among other things, sell, assign, convey and deliver all of their resepctive right, title and interest in, to and under the Acquired Assets; and
WHEREAS, Buyer and Seller now desire to carry out the intent and purpose of the Purchase Agreement by, among other things, the execution and delivery of this Bill of Sale.
NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and with the intent to be legally bound hereby, Sellers agrees as follows:

1.	Definitions. All capitalized terms used in this Bill of Sale, but not otherwise defined herein, are given the meanings set forth in the Purchase Agreement.
2.Transfer of Acquired Assets. Sellers hereby sell, convey, transfer and assign to Buyer, its successors and assigns all of Sellers’ right, title and interest in, to and under the Acquired Assets, to have and to hold forever, together with all rights and privileges thereto.
3.Purchase Agreement. This Bill of Sale is being executed and delivered pursuant to Section 3.2(b)(i) of the Purchase Agreement and is not intended to in any way supersede, amend, expand, waive or otherwise modify or affect the rights and obligations of the parties under the Purchase Agreement.
4.Further Assurances. Each Seller, for itself, its successors and assigns, hereby covenants and agrees that, at any time and from time to time upon the written request of Buyer, each Seller will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required by Buyer in order to assign, transfer, set over, convey, assure and confirm unto and vest in Buyer, its successors and assigns, title to the Acquired Assets.
5.Governing Law. This Bill of Sale shall be governed by and construed in accordance with the internal laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Texas.
6.Counterparts. This Bill of Sale may be executed simultaneously in two or more counterparts, each of which will be deemed to be an original copy hereof or thereof and all of which together will be deemed, respectively, to constitute one and the same agreement. Counterparts delivered by facsimile, e-mail or other electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Bill of Sale.

[signature page follows]

IN WITNESS WHEREOF, Sellers have caused this Bill of Sale to be executed as of the date first written above.

SELLERS:

CALPIAN INC.
By:
Name:
Title:

CALPIAN RESIDUAL ACQUISITION LLC

By:
Name:
Title:

CALPIAN COMMERCE, INC. By: Name: Title: